Exhibit 99.1

News Release
Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS REOPENS E-COMMERCE FULFILLMENT CENTERS

-- Company’s New Bedford Factory to Begin Producing Masks for Healthcare Workers --

FREMONT, Calif. – March 31, 2020 - Tailored Brands, Inc. (NYSE: TLRD) today announced that, after instituting enhanced social distancing and sanitation protocols that meet or exceed those recommended by the Centers for Disease Control and Prevention, it reopened its e-commerce fulfillment centers effective Monday, March 30th and these centers have begun shipping online orders.

Tailored Brands President and CEO Dinesh Lathi said, “Our top priority will always be the safety and wellbeing of our employees, customers and communities, and I am proud of how quickly our supply chain leadership modified our distribution center operations to create a safe workplace environment for our fulfillment team members during this health crisis.”

While the Company’s retail stores will remain temporarily closed until at least May 4, 2020, Men’s Wearhouse and Jos. A. Bank can now ship directly to customers who place retail orders on the brands’ respective websites (www.menswearhouse.com and www.josabank.com) as well as rental orders previously placed in-store, and new rental reservations made online.

The Company will continue to incorporate employee input as well as recommendations from the Centers for Disease Control and Prevention (CDC), the World Health Organization (WHO) and government officials as it regularly evaluates its renewed operations at its e-commerce fulfillment centers and determines when its currently closed facilities will reopen.

New Bedford Factory to Make Reusable Facemasks for Healthcare Workers

The Company also announced that its factory in New Bedford, Massachusetts, in conjunction with a leading privately held manufacturer and distributor of medical supplies, will begin the production of cotton washable facemasks that can be used when an FDA approved mask is not available.  The factory will use the manufacturer’s material and specifications and provide the sewing.

The Company will bring back furloughed employees to make 50,000 masks over the next few weeks and will continue to look for additional opportunities to help front-line healthcare professionals.  The New Bedford factory will undergo the same enhanced social distancing and sanitation protocols as our e-commerce fulfillment centers.

About Tailored Brands, Inc.

Tailored Brands is a leading omni-channel specialty retailer of menswear, including suits, formalwear and a broad selection of business casual offerings.  We help our customers look and feel their best by delivering personalized products and services through our convenient network of stores and e-commerce sites. Our brands include Men's Wearhouse, Jos. A. Bank, Moores Clothing for Men and K&G.

For additional information on Tailored Brands, please visit the Company’s websites at

www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.mooresclothing.com, and www.kgstores.com.

This press release contains forward-looking information, including the Company’s statements regarding its ability to reopen its e-commerce fulfillment centers and ship products and rental orders. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key employees; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes to our capital allocation policy; changes in demand for our retail clothing or rental products; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; public health crises, including the recent coronavirus outbreak; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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